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                                                                   EXHIBIT 10.98

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


                This AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment") is dated as of July __, 2001 and entered into by and among IVonyx Group Services, Inc., a Delaware corporation ("IVonyx"), IVonyx, Inc., a California corporation and a wholly-owned subsidiary of IVonyx ("IVonyx Sub"), drkoop LifeCare, Inc. (formerly known as Infusion Acquisition Sub, Inc.), a Delaware corporation ("Acquisition Sub"), and drkoop.com, Inc., a Delaware corporation ("Parent" and, together with Acquisition Sub, the "Koop Parties"). IVonyx and IVonyx Sub are collectively referred to herein as the "IVonyx Parties" or individually as an "IVonyx Party."

                                 R E C I T A L S


                WHEREAS, on April 13, 2001, IVonyx, IVonyx Sub, Acquisition Sub and Parent entered into the Asset Purchase Agreement (the "Purchase Agreement"); and

                WHEREAS, pursuant to Section 12.6 of the Purchase Agreement, IVonyx, IVonyx Sub, Acquisition Sub and Parent now desire to amend the Purchase Agreement as hereinafter provided.

                                A M E N D M E N T


                NOW, THEREFORE, the Parties agree as follows:

        1. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Purchase Agreement.

        2. Section 1.1 is hereby amended by (A) deleting the definitions for the terms "Average Price", "Proxy Statement" and "Registration Statement" in their entirety, (B) adding the following definitions in alphabetical order:

        ""Bonus Amount" shall Five Million Dollars ($5,000,000).

        "Reduced Target Amount" shall mean Two Million Dollars ($2,000,000)."

        3. Section 1.2 is hereby amended by (A) inserting the words "Additional Shares" (immediately below the listing of the term "Acquisition Sub Financial Statements") as a term defined in Section 2.3, (B) inserting the words "Bonus Earnout Payment" (immediately below the listing of the term "Audited Financial Statements") as a term defined in Section 2.5(a), (C) inserting the words "Contingent Shares Right" (immediately below the listing of the term "Contested Claim") as a term defined in Section 2.3, (D) inserting the words "Investment Representation Letter and Lock-Up Agreement" (immediately below the listing of the term "Independent Accountant") as a term defined in Section 2.3 , (E) inserting the words "Preferred



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Stockholders" (immediately below the listing of the term Permitted Transferee)
as a term defined in Section 4.26(e); (F) inserting the words "Reduced Target Earnout Payment" (immediately below the listing of the term "Purchase Price Allocation Schedule") as a term defined in Section 2.5(a), (G) inserting the words "Target Earnout Payment" (immediately below the listing of the term "Shares") as a term defined in Section 2.5(a), (H) inserting the word "Transfer" (immediately below the listing of the term "Termination Date") as a term defined in Section 11.10, and (I) inserting the words "Unpaid Cash Payment" (immediately below the listing of the term "Uncontested Claim") as a term defined in Section 2.5(a).

        4. Section 2.3 is hereby deleted and replaced with the following Section 2.3:

                "2.3 Consideration. On the Closing Date (as defined below), upon the terms and subject to the conditions set forth herein, in consideration for the transfer of the Assets of the IVonyx Parties pursuant to Section 2.1 of this Agreement, Parent shall pay an aggregate purchase price (the "Purchase Price") comprised of: (a) Two Million Dollars ($2,000,000.00) in cash which shall be payable at the Closing by certified or bank cashier's check or by wire transfer of immediately available funds to a trust account established by IVonyx's counsel or such other account designated by IVonyx, (b) the issuance by Parent to IVonyx of five million (5,000,000) shares of Common Stock (the "Initial Shares"), of which stock certificates evidencing ninety percent (90%) of the Shares (the "Non-Escrowed Shares") shall be delivered to IVonyx at the Closing and the remainder shall be placed in escrow in accordance with Section 2.4 below, and (c) the contingent right (the "Contingent Shares Right") to receive additional shares of Common Stock (the "Additional Shares" and collectively with the Initial Shares, the "Shares") pursuant to Section 2.5 below. It is the intention of IVonyx to immediately distribute the Initial Shares and allocate the Contingent Shares Right to its Preferred Stockholders (as defined in Section 4.26(e)) and, promptly following the Closing, IVonyx shall distribute the Initial Shares and allocate the Contingent Shares Right to its Preferred Stockholders (it being understood that the Contingent Shares Right shall be allocated among the Preferred Stockholders proportionately to the relative number of Initial Shares distributed to each Preferred Stockholder); provided that such distribution shall be subject to each Preferred Stockholder that is to receive any Initial Shares in connection with such distribution (and any transferee thereof) completing, executing and delivering to Parent an Investment Representation Letter and Lock-Up Agreement in the form of Exhibit E attached hereto (the "Investment Representation Letter and Lock-Up Agreement") or otherwise agreeing in writing, in a manner reasonably acceptable to Parent, to be bound by the transfer restrictions contained in Article XI hereof. At the written request of IVonyx, the Non-Escrowed Shares shall be issued directly to the Preferred Stockholders to which IVonyx distributes such Non-Escrowed Shares pursuant to the preceding sentence; provided, however that each such Preferred Stockholder completes, executes and delivers to Parent an Investment Representation Letter and Lock-Up Agreement or otherwise agrees in writing, in a manner reasonably acceptable to Parent, to be bound by the transfer restrictions contained in Article XI hereof."

        5. Section 2.4 is hereby amended by (A) deleting each reference to the word "Shares" in the first sentence thereof and replacing them with the words "Initial Shares" and



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(B) deleting the word "stockholders" in the last sentence thereof and replacing it with the words "Preferred Stockholders".

        6. Section 2.5(a) is hereby deleted and replaced with the following
Section 2.5(a):

                "2.5 Earnout.

                        (a) In connection with this Section 2.5, Acquisition Sub shall deliver to the Representative no later than sixty (60) days following the end of the twelfth (12th) full calendar month following the Closing Date (such twelve (12) full month period beginning with the first day of the first month following the Closing Date and ending on the end of the twelfth (12th) full calendar month of such date, the "Earnout Period"), financial statements of Acquisition Sub setting forth the amount of aggregate Net Income of Acquisition Sub (the "Acquisition Sub Financial Statements"), along with a reasonably detailed description of the calculations of the amount of the aggregate Net Income. In the event Net Income of Acquisition Sub: (i) equals or exceeds the Bonus Amount, Acquisition Sub shall (A) pay to IVonyx $2,000,000, of which $1,000,000 shall be paid in four equal quarterly installments with the first installment due on the first day of the month following the end of the third Earnout Period, and (B) issue to IVonyx 7,500,000 shares of Common Stock (the "Bonus Earnout Payment"); (ii) equals or exceeds the Target Amount and is less than the Bonus Amount, Acquisition Sub shall
        (A) pay to IVonyx $2,000,000, of which $1,000,000 shall be paid in four equal quarterly installments with the first installment due on the first day of the month following the three month period after the end of the Earnout Period, and (B) issue to IVonyx 2,500,000 shares of Common Stock (the "Target Earnout Payment"); or (iii) does not equal or exceed the Target Amount but equals or exceeds the Reduced Target Amount, Acquisition Sub shall (A) pay to IVonyx $666,667 plus an incremental 33% of the amount by which Net Income exceeds the Reduced Target Amount, to be paid in four equal quarterly installments with the first installment due on the first day of the month following the three month period after the end of the Earnout Period (the "Reduced Target Earnout Payment," with each of the Bonus Earnout Payment and the Target Earnout Payment referred to herein as an "Earnout Payment"), in each case in accordance with the terms of this Section 2.5. Unless the Representative gives written notice to Acquisition Sub on or before the twentieth (20th) calendar day after the Representative's receipt of the Acquisition Sub Financial Statements, specifying in reasonable detail all disputed items and the basis therefor, the Representative shall be deemed to have accepted the Acquisition Sub Financial Statements and Acquisition Sub shall have (i) no obligation to pay any Earnout Payment to IVonyx if Net Income is less than the Reduced Target Amount or (ii) an obligation to pay the applicable Earnout Payment if Net Income is above the Reduced Target Amount. If the Representative so notifies Acquisition Sub of his objection to the Acquisition Sub Financial Statements, the Representative and Acquisition Sub shall, within twenty (20) days following such notice, attempt to resolve their differences in good faith, and any resolution by them as to any disputed amounts shall be final, binding and conclusive. If, at the end of such twenty (20) day period, the Representative and Acquisition Sub are unable to resolve such disagreements, the independent accountants of Acquisition Sub and the Representative shall jointly select a third independent auditor of recognized national standing to resolve any remaining



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        disagreements, which third independent auditor shall not have provided accounting services to Acquisition Sub, Parent or any IVonyx Party during the five (5) year period immediately preceding the Closing Date, and which auditor so selected will be set forth in writing and will be conclusive and binding upon the Parties (the "Independent Accountant"). Acquisition Sub and the Representative shall use their reasonable efforts to cause the Independent Accountant to make its determination within thirty (30) calendar days of accepting its selection. The determination by the Independent Accountant shall be final, binding and conclusive on the Parties. The fees and expenses of the Independent Accountant shall be borne by the Representative if the Net Income determined by the Independent Accountant is less than the amount that would qualify IVonyx to receive the next highest Earnout Payment (e.g., if the Acquisition Sub Financial Statements delivered by Acquisition Sub indicate that Net Income is less than the Target Amount, the fees and expenses of the Independent Accountant would be borne by IVonyx unless the Independent Accountant determined that actual Net Income exceeded the Target Amount); otherwise, the fees and expenses of the Independent Accountant shall be borne by Acquisition Sub. Subject to Section 10.13 below, within ten (10) calendar days after (i) receipt by the Representative of Acquisition Sub Financial Statements which reflect aggregate Net Income equal to or in excess of the Reduced Target Amount, or (ii) in the event of a disagreement, the date of determination by the Independent Accountant that aggregate Net Income equals or exceeds the Reduced Target Amount, Acquisition Sub shall pay the Bonus Earnout Payment, the Target Earnout Payment or the Reduced Earnout Payment, as applicable, to IVonyx; provided, however, that if the Independent Accountant determines that IVonyx is entitled, under this Section 2.5, to an Earnout Payment from Acquisition Sub different from the Earnout Payment that Acquisition Sub would be obligated to pay based on the Acquisition Sub Financial Statements delivered by Acquisition Sub, Acquisition Sub shall pay the cash component of the applicable Earnout Payment that was not yet paid (any such cash portion, the "Unpaid Cash Payment"), if any, with interest from the period commencing on the date such Unpaid Cash Payment would have been required to be paid had the Acquisition Sub Financial Statements reflected the determination of the Independent Accountant when initially delivered by Acquisition Sub to the date the Unpaid Cash Payment is actually paid, at the compound rate of ten percent (10%) per annum."

        7. Section 2.5(b) is hereby deleted and replaced with the following
Section 2.5(b):

                        "(b) The cash component, if any, of any Earnout Payment (and any interest thereon) shall be made by cashiers or certified bank check or by wire transfer of immediately available funds to an account specified by IVonyx. Any Earnout Payment shall, to the extent required by law, be deemed to include interest at the applicable federal rate under the Code (it being understood that such deemed interest will not affect the amount due and payable under this Section 2.5). At the written request of IVonyx, the Additional Shares, if any, shall be issued directly to the stockholders to which IVonyx distributed Non-Escrowed Shares pursuant to Section 2.3 in proportion to the relative portion of the Contingent Shares Right allocated to each Preferred Stockholder."

        8. Section 2.5(e) is hereby amended by deleting the last paragraph thereof and replacing it with the following:



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                "In the event that one or more Events of Default described in subsection (i) above shall occur, then the applicable Earnout Payment shall be immediately due and payable if Acquisition Sub fails to cure such Event of Default within five (5) business days of receipt of written notice thereof. In the event that one or more Events of Default described in subsections (ii) or (iii) above shall occur, then the Target Earnout Payment shall be immediately due and payable without demand, notice or declaration of any kind whatsoever, notwithstanding whether or not the Net Income equals or would have equaled the Target Amount. In the event of the occurrence of any Event of Default, IVonyx may exercise any remedies set forth in this Section 2.5 or otherwise in this Agreement or any other rights and remedies available to IVonyx under applicable law."

        9. Section 3.1 is hereby amended to add to the end the following: "The parties shall exert best efforts to satisfy all conditions as soon as possible on or after August 1, 2001, time being of the essence in the Closing of the transactions that are the subject of the Agreement, as amended hereby."

        10. Section 3.2 is hereby amended by (A) deleting the words "Zevnik Horton Palmer LLP" from clause (k) and replacing them with the words "Foley & Lardner" and (B) adding the following clause (q):

                        "(q) Investment Representation Letters and Lock-Up Agreements previously completed and executed by each Preferred Stockholder of IVonyx that will receive Initial Shares from IVonyx following consummation of the transactions contemplated hereby."

        11. Section 4.24 is hereby amended by (A) deleting each reference to the words "Registration Statement" therein and replacing them with the words "Information Statement" and (B) deleting the words "filed with the SEC and at the time it becomes effective under the Securities Act" therein and replacing them with the words "delivered to the stockholders of IVonyx".

        12. Article IV is hereby amended by adding the following Section 4.26:

                "4.26 Investor Representations.

                        (a) IVonyx understands that (i) the Shares have not been registered under the Securities Act, nor qualified under the securities laws of any other jurisdiction, (ii) the Shares cannot be resold unless they subsequently are registered under the Securities Act and qualified under applicable state securities laws or foreign securities laws, unless exemptions from such registration and qualification requirements are available, and (iii) IVonyx has no right to require such registration or qualification (except pursuant to Article XI hereof).

                        (b) IVonyx is an "accredited investor" (as such term is defined in Section 501 of Regulation D of the Securities Act) and has substantial knowledge and experience in financial and business matters, has specific experience making investment decisions of a similar nature, and is capable, without the use of a financial advisor, of utilizing and analyzing the information made available in connection with the acquisition of the Shares



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        under this Agreement and of evaluating the merits and risks of an investment in the Shares.

                        (c) IVonyx is able to bear the economic risk of its investment in the Shares for an indefinite period of time because (i) there is no assurance that the business of Acquisition Sub will be economically successful and (ii) the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or a valid exemption from such registration is available and are subject to restrictions on transfer as provided in the Article XI hereof.

                        (d) IVonyx has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares, has had full access to such other information concerning Parent as it has requested and has not received and is not relying upon any written offering literature or prospectus. Without limiting the generality of the foregoing, IVonyx is not relying upon any oral representations which are in any manner inconsistent with the written information contained in such documents.

                        (e) IVonyx represents that (i) only the Preferred Stockholders are entitled to receive any Shares pursuant to IVonyx's Certificate of Incorporation in connection with IVonyx's distribution of such Shares; (ii) there are 180 holders of record of its preferred stock; (iii) Schedule 4.26(e) hereto is a true, complete and correct list of the preferred stockholders of IVonyx (the "Preferred Stockholders"); (iv) except as identified on Schedule 4.26(e), each Preferred Stockholder is an accredited investor; and (v) except as identified on Schedule 4.26(e), each Preferred Stockholder has executed an Investment Representation Letter and Lock-Up Agreement and (vi) IVonyx has made available a purchaser representative (as defined in Regulation D promulgated under the Securities Act) to advise each Preferred Stockholder with respect to whether to consent to the sale of the Assets and the other transactions contemplated hereby.

                        (f) Each IVonyx Party acknowledges that the Koop Parties are entering into this Agreement in reliance upon IVonyx's representations and warranties herein, for purposes of establishing a valid exemption from the registration requirements of the Securities Act."

        13. Section 5.6 is hereby amended by (A) deleting each reference to the words "Registration Statement" therein and replacing them with the words "Information Statement" and (B) deleting the words "filed with the SEC and at the time it becomes effective under the Securities Act" and replacing them with the words "delivered to the stockholders of IVonyx".

        14. Section 6.10 is hereby amended by deleting the words "Registration Statement" from the second sentence thereof and replacing them with the words "Information Statement".

        15. Section 6.11 is hereby deleted in its entirety and replaced with the following Section 6.11:

                "6.11 Information Statement. As promptly as reasonably practicable after the receipt of the Required IVonyx Financial Statements, the IVonyx Parties and Parent will prepare the Information Statement. The IVonyx Parties and Parent shall cooperate with



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        each other in the preparation of the Information Statement and shall promptly supply any information which may be required to be included in the Information Statement. As promptly as practicable following completion of the Information Statement, IVonyx shall cause the Information Statement to be mailed to its stockholders for the purpose of obtaining the requisite written consent of the Preferred Stockholders for the sale of the Assets and the other transactions contemplated hereby."

        16. Section 8.6 is hereby deleted in its entirety and replaced with the following Section 8.6:

                "8.6 [Reserved]."

        17. Section 9.9 is hereby deleted in its entirety and replaced with the following Section 9.9:

                "9.9 [Reserved]."

        18. Section 10.8(a) is hereby amended by deleting each reference to the word "Shares" and replacing it with the words "Escrow Shares".


        19. Article XI is hereby deleted in its entirety and replaced with the following Article XI:

                                  "ARTICLE XI.

                   REGISTRATION RIGHTS; TRANSFER RESTRICTIONS

                11.1 Certain Definitions. For purposes of this Article XI:

                        (a) Registration. The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                        (b) Registrable Securities. The term "Registrable Securities" means (i) the Initial Shares that are issued to IVonyx (and distributed to IVonyx's Preferred Stockholders) and the Additional Shares, if applicable, that are issued to IVonyx's Preferred Stockholders, pursuant to Article II hereof and (ii) any shares of Common Stock that may be issued as a dividend or other distribution (including shares of Common Stock issued in a subdivision and split of Parent's outstanding Common Stock) with respect to, or in exchange for, or in replacement of, shares of Common Stock described in clause (i) or in this clause (ii) of this Section 11.1(b); excluding in all cases, however, from the definition of "Registrable Securities" any such shares that are: (w) registered under the Securities Act other than pursuant to a registration statement filed pursuant to this Agreement; (x) sold by a person in a transaction in which rights under this Article XI with respect to such shares are not assigned in accordance with the terms of this Article XI; (y) sold pursuant to a registration statement filed pursuant to this Agreement; or



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        (z) sold pursuant to Rule 144 promulgated under the Securities Act or otherwise sold to the public. Only shares of Common Stock shall be Registrable Securities. Except as provided in clause (ii) of the first sentence of this Section 11.1(b), the term "Registrable Securities" does not include any shares of Common Stock that were not issued pursuant to
        Article II.

                        (c) Holder. The term "Holder" means IVonyx or any assignee of record of any Registrable Securities to whom rights under this Article XI have been duly assigned in accordance with Section 11.9.

                11.2 Piggyback Registration Rights. Parent shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of Common Stock, excluding registration statements (i) relating to any employee benefit plan, (ii) on Form S-4 or any successor form relating to a transaction covered by Rule 145 promulgated under the Securities Act, (iii) relating to any underwritten public offering or any other public offering of securities by Parent for capital raising purposes and (iv) filed prior to the first anniversary of the Closing Date, and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within ten (10) days after receipt of the above-described notice from Parent, so notify Parent in writing, and in such notice shall inform Parent of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by Parent, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by Parent with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                11.3 Limitations. Notwithstanding the provisions of Section 11.2 above, Parent shall not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to
        Section 11.2 of this Agreement, and the Holders shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 11.2 of this Agreement, as applicable:

                        (a) if Parent shall furnish to the Holders a certificate signed by an officer of Parent stating that, in the good faith judgment of such officer, it would be detrimental to Parent and its stockholders for such registration statement to be in effect or such sales to be made at such time, due, for example, to the existence of a material development or potential material development involving Parent which Parent would be obligated to disclose in the prospectus contained in the registration statement, which disclosure would, in the good faith judgment of such officer, be premature or otherwise inadvisable at such time or could have a material adverse affect upon Parent and its stockholders, in which event Parent will have the right to defer the filing of any such registration statement or such sales for a period of not more than sixty (60) days after delivery of such



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        certificate to the Holders; provided, however, that Parent may not exercise this deferral right more than once in a six month period;

                        (b) if Parent is acquired and Common Stock ceases to be publicly traded;

                        (c) in any particular jurisdiction in which Parent would be required to qualify to do business or to file a general consent to service of process in effecting such registration, qualification or compliance, unless Parent is already subject to service of process in such jurisdiction;

                        (d) if the SEC refuses to declare such registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder's Registrable Securities from such registration statement); or if the manner in which any Registrable Securities are disposed of pursuant to the registration statement is not included within the plan of distribution set forth in the prospectus for the registration statement; or

                        (e) if the registration statement triggering such piggyback registration rights is withdrawn for any reason whatsoever.

                11.4 Shares Otherwise Eligible for Resale. Notwithstanding anything herein to the contrary, Parent shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance with respect to the Registrable Securities held by any particular Holder:

                        (a) if all the Registrable Securities then held by such Holder may be resold by such Holder within a three month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act (or successor provisions), or otherwise; or

                        (b) if all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

                11.5 Expenses. Parent shall pay all expenses reasonably incurred in connection with any registration effected by Parent pursuant to this Agreement (excluding brokers' discounts and commissions), including all filing, registration and qualification, printers', legal (including, the reasonable fees and expenses of one counsel for the Holders as a group) and accounting fees. Parent shall reimburse the Holders of Registrable Securities being registered pursuant to such registration for the reasonable fees and disbursements of not more than one counsel chosen by a majority of such Registrable Securities being registered pursuant to such registration.

                11.6 Obligations of Parent. Subject to Sections 11.2, 11.3 and
        11.4 above, when required to effect the registration of any Registrable Securities under the terms of this Agreement, Parent will, as expeditiously as reasonably possible:



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                        (a) furnish to the Holders such number of copies of the
        prospectus included in registration statement and amendments or supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

                        (b) notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such notification in writing promptly (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a registration statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Parent of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of any determination by Parent that a post-effective amendment to a registration statement would be appropriate;

                        (c) use all reasonable efforts to (i) register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as will be reasonably requested by the Holders; and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities, including the National Association of Securities Dealers as may be necessary by virtue of the business and operations of Parent; provided, however, that Parent will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), or (B) consent to general service of process in any such jurisdiction except as may be required by the Securities Act; and

                        (d) promptly notify each Holder of Registrable Securities covered by such registration statement, when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, subject to the provisions of this Agreement, at the request of any Holder, prepare and furnish to each Holder of Registrable Securities then outstanding a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary to correct the untrue statement or omission.

                11.7 Furnish Information. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Article XI that the selling Holders will furnish to Parent such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be requested by Parent and to timely effect the registration of their Registrable Securities.

                11.8 Indemnification.

                        (a) By Parent. To the extent permitted by law, Parent will indemnify, defend and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several), including all reasonable legal and other expenses reasonably incurred by a Holder to which such Holder may become subject under the Securities Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

                                (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed by Parent pursuant to this Agreement pursuant to which Registrable Securities are sold, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                                (ii) the omission or alleged omission to state in such registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                                (iii) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any U.S. federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any U.S. federal or state securities law in connection with the offering of Registrable Securities covered by such registration statement;

                                provided however, that the indemnity agreement contained in this Section 11.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of Parent (which consent shall not be unreasonably withheld), nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

                        (b) By Selling Holders. To the extent permitted by law,
        (i) each selling Holder will indemnify and hold harmless Parent, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls Parent within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which Parent or any such director, officer, controlling person, underwriter or other such Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; (ii) and each such Holder will indemnify and reimburse Parent or any such director, officer, controlling person, underwriter or other Holder for any reasonable attorneys' fees and other expenses reasonably incurred by Parent or any such director, officer, controlling person or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred. Each selling Holder's liability pursuant to this
        Section 11.8(b) shall be limited to an amount equal to the net proceeds received by such selling Holder pursuant to sales under the registration statement, except in the case of fraud by such Holder.

                        (c) Notice. Promptly after receipt by an indemnified party under this Section 11.8 of notice of the commencement of any action (including any governmental action) against such indemnified party, such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 11.8, deliver to the indemnifying party a written notice of the commencement thereof and, if the indemnifying party is Parent, Parent shall have the right and obligation to control the defense of such action, and if Parent fails to defend such action it shall indemnify and reimburse the selling Holders for any reasonable attorneys' fees and other expenses reasonably incurred by them in connection with investigating or defending such action; provided, however, that: (i) Parent shall also have the right, at its option, to assume and control the defense of any action with respect to which Parent or any person entitled to be indemnified by the selling Holders under Section 11.8(b) is entitled to indemnification from the selling Holders; (ii) the indemnified party or parties shall have the right to participate at its own expense in the defense of such action and (but only to the extent agreed in writing with Parent and any other indemnifying party similarly noticed) to assume the defense thereof with counsel mutually satisfactory to the parties; and (iii) an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 11.8, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 11.8.

                        (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of Parent and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended or supplemented prospectus on file with the SEC and effective at the time the sale of Registrable Securities under such registration statement occurs (the "Amended Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Amended Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage in the action giving rise to indemnity claims under this Section 11.8, at or prior to the time such action is required by the Securities Act.

                11.9 Assignment of Registration Rights. Notwithstanding anything herein to the contrary, the rights of a Holder under Article XI may be assigned only with Parent's express prior written consent, which may be withheld in Parent's sole discretion; provided, however, that the rights of a Holder under Article XI may be assigned without Parent's express prior written consent to (i) any stockholder of IVonyx to which IVonyx distributes Registrable Securities in accordance with Article II hereof or (ii) any Permitted Transferee of such stockholder in accordance with
        Section 11.10 or (iii) after the termination of the restrictions on transfer set forth in Section 11.10, any transferee of Holder that acquires at least $25,000 worth of Common Stock valued as of the date of transfer; provided, however, that in all cases it shall be a condition to such assignment that the assignee execute an agreement stating that the assignee is receiving and holding such shares of Common Stock subject to the provisions of this Section 11.9, and there shall be no further assignment of the rights of a Holder under this Article XI except in accordance with this Section 11.9. Any attempt to assign any rights of a Holder under Article XI without Parent's express prior written consent in a situation in which such consent is required by this Section shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in Article XI by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto.

                11.10 Restrictions on Transfer.

                        (a) For a period of one (1) year from the Closing Date, IVonyx shall not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Initial Shares (as defined in Section 2.3) or any securities convertible into or exercisable or exchangeable for Initial Shares (including, without limitation, securities convertible into or exercisable or exchangeable for Initial Shares that may be deemed to be beneficially owned by IVonyx, any such stockholder or any Permitted Transferee in accordance with the rules and regulations of the SEC), or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Initial Shares (any such transaction, a "Transfer"); provided, however, that IVonyx may Transfer Initial Shares in accordance with Article II to any Preferred Stockholder of IVonyx that has completed, executed and delivered to Parent an Investment Representation Letter and Lock-Up Agreement. Following the expiration of the one (1) year period, to the extent IVonyx holds any Initial Shares, such Initial Shares may only be Transferred by IVonyx pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act in accordance with this
        Section 11.10. Unless there is an effective registration statement under the Securities Act covering the Transfer of the Initial Shares, following the expiration of such one (1) year period, IVonyx may not Transfer any Initial Shares without first notifying Purchaser of its intention to effect such Transfer, which notice must be accompanied by a written opinion of legal counsel reasonably satisfactory to Parent to the effect that the proposed

        Transfer of the Initial Shares may be effected without registration under the Securities Act (it being understood that any holders subject to Rule 145 Letter Agreements shall be subject to the terms of the Rule 145 Letter Agreements).

                        (b) Notwithstanding the preceding paragraph, (i) if a potential transferor of any Shares is an individual, such Person may transfer any or all of such Shares in private transactions (A) to or for the benefit of members of such Person's immediate family, (B) to any trust, limited liability company or partnership for the direct or indirect benefit of (or directly or indirectly owned by) such Person or such Person's immediate family or (C) by gift, will or intestacy; or
        (ii) if a potential transferor of any Shares is an entity or a trust, such Person may transfer any or all of such Shares in private transactions (A) to entities controlling, controlled by or under common control with such Person, or (B) as a distribution to partners, members or stockholders of such Person (each, a "Permitted Transfer" and each transferee, a "Permitted Transferee"); provided, however, that in all cases it shall be a condition to the Permitted Transfer that the Permitted Transferee execute an agreement stating that the Permitted Transferee is receiving and holding such Shares subject to the provisions of this Article XI, and there shall be no further transfer of such Shares except in accordance with this Article XI; provided further, that if any such transfer is not made pursuant to an effective registration statement, in all cases it shall be a condition to the Permitted Transfer that Parent shall have received prior notice of such transfer accompanied by a written opinion of legal counsel reasonably satisfactory to Parent to the effect that the proposed transfer may be effected without registration under the Securities Act; provided further that if the Permitted Transferee may be deemed an "affiliate" of Parent (as that term is used in Rule 145 promulgated under the Securities Act), such Permitted Transferee shall also execute a Rule 145 Letter Agreement.

                        (c) Notwithstanding the foregoing, in no event shall IVonyx transfer the Contingent Shares Right to any Person other than to the Preferred Stockholders to which IVonyx distributed Non-Escrowed Shares pursuant to Section 2.3 contemporaneous with the distribution of such Non-Escrowed Shares and in proportion to the relative number of Non-Escrowed Shares distributed to such Preferred Stockholders, and in no event shall any Preferred Stockholders to which a portion of the Contingent Shares Right is so transferred have the right to Transfer the Contingent Shares Right to any Person, including Permitted Transferees, and any purported Transfer of the Contingent Shares Right prohibited by this Section 11.10(c) shall be null and void.

                        (d) IVonyx agrees, and each Preferred Stockholder and Permitted Transferee shall agree as a condition to the transfer of Shares to such Person, that Parent may, and that such Person will, (a) with respect to any Shares that are subject to the restrictions set forth in Article XI for which such Person is the record holder, cause the transfer agent for Parent to note stop transfer instructions with respect to such shares on the transfer books and records of Parent and
        (b) with respect to any Shares that are subject to the restrictions set forth in Article XI for which such Person is the beneficial holder but not the record holder, cause the record holder of such Shares to cause the transfer agent for Parent to note stop transfer instructions with respect to such Shares on the transfer books and records of Parent. IVonyx acknowledges, and each stockholder of

        IVonyx and Permitted Transferee of IVonyx shall acknowledge as a condition to the transfer of Shares to such Person, that each certificate representing the Shares shall bear a legend evidencing the provisions of this Article XI. Without limiting the restrictions herein, any sale, transfer or other disposition of the Shares by IVonyx, a stockholder of IVonyx or any Permitted Transferee shall remain at all times subject to applicable securities laws, including without limitation the resale restrictions imposed by Rules 144 and 145 promulgated under the Securities Act."

        20. The Exhibits to the Purchase Agreement are hereby amended by inserting the exhibit attached hereto as Exhibit E thereof.

        21. Unless otherwise indicated, all references in this Amendment to designated "sections" are to the designated Sections of the Purchase Agreement.

        22. Except as modified by the foregoing, the terms and conditions of the Purchase Agreement shall remain in full force and effect.

        23. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        24. This Amendment shall be construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of California (without giving effect to its conflicts of law principles).


                            [Signature Page Follows]

                IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                       IVONYX:

                                       IVONYX GROUP SERVICES, INC.


                                       By:
                                          --------------------------------------
                                       Name:  G. Peter Molloy, Jr.
                                            ------------------------------------
                                       Title: Chief Executive Officer
                                             -----------------------------------


                                       IVONYX SUB:

                                       IVONYX, INC.


                                       By:
                                          --------------------------------------
                                       Name:  G. Peter Molloy, Jr.
                                            ------------------------------------
                                       Title: Chief Executive Officer
                                             -----------------------------------


                                       ACQUISITION SUB:

                                       DRKOOP LIFECARE, INC.


                                       By:
                                          --------------------------------------
                                       Name: Edward A. Cespedes
                                            ------------------------------------
                                       Title: Vice President and Secretary
                                             -----------------------------------


                                       PARENT:

                                       DRKOOP.COM, INC.


                                       By:
                                          --------------------------------------
                                       Name:  Edward A. Cespedes
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------



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